Exhibit 5.1

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

February 26, 2021

PG&E Corporation

77 Beale Street

San Francisco, California 94105

Re:	PG&E Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to PG&E Corporation, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering from time to time by the Company of certain securities described therein, including: (i) secured senior debt securities of the Company (the “Secured Senior Debt Securities”); (ii) unsecured senior debt securities of the Company (the “Unsecured Senior Debt Securities”); (iii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Secured Senior Debt Securities and the Unsecured Senior Debt Securities, the “Debt Securities”); (iv) common stock of the Company, no par value (the “Common Stock”); (v) preferred stock of the Company, no par value (the “Preferred Stock”) and (vi) depositary shares representing fractional interests in shares of the Preferred Stock (the “Depositary Shares” and, collectively with the Debt Securities, the Common Stock and the Preferred Stock, the “Securities”), in each case, in amounts, at prices and on terms to be determined at the time of an offering. In addition, the Registration Statement also relates to the offer and sale, from time to time, of up to 477,743,590 shares of the Company’s common stock (the “Resale Common Stock”) held by the selling securityholder identified in the Registration Statement (the “Selling Securityholder”).

Unless otherwise specified in the applicable prospectus supplement, the Secured Senior Debt Securities will be issued pursuant to the Indenture, dated as of June 23, 2020 (as supplemented and amended from time to time, the “Secured Senior Note Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Note Trustee”). The Secured Senior Note Indenture is incorporated by reference as an exhibit to the Registration Statement. Unless otherwise specified in the applicable prospectus supplement, the Unsecured Senior Debt Securities may be issued pursuant to an indenture (the “Unsecured Senior Note Indenture”), between the Company and the Senior Note Trustee. Unless otherwise specified in the applicable prospectus supplement, the Subordinated Debt Securities may be issued pursuant to an indenture (the “Subordinated Note Indenture”), between the Company and a financial institution to be identified therein as trustee (the “Subordinated Note Trustee”), substantially in the form incorporated by reference as an exhibit to the Registration Statement.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON

LOS ANGELES    MIAMI    NEW YORK    NORFOLK     RICHMOND    SAN FRANCISCO    THE WOODLANDS    TOKYO    TYSONS

WASHINGTON, DC

www.HuntonAK.com

PG&E Corporation

February 26, 2021

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits to be filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Secured Senior Note Indenture is the valid and legally binding obligation of the Senior Note Trustee, the Unsecured Senior Note Indenture is the valid and legally binding obligation of the Senior Note Trustee and the Subordinated Note Indenture will be the valid and legally binding obligation of the Subordinated Note Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. Each series of Secured Senior Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions authorizing the issuance and sale of such series of Secured Senior Debt Securities, (ii) any supplemental indenture to be entered into in connection with the issuance and sale of such series of Secured Senior Debt Securities has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein and (iii) such Secured Senior Debt Securities shall have been duly executed, authenticated and issued as provided in the Secured Senior Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. Each series of Unsecured Senior Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing (a) the execution and delivery of the Unsecured Senior Note Indenture and (b) the issuance and sale of such series of Unsecured Senior Debt Securities; (ii) the Unsecured Senior Note

PG&E Corporation

February 26, 2021

Indenture shall have been duly authorized, executed and delivered by the Company in accordance with the final resolutions of the Company Board; (iii) such Unsecured Senior Debt Securities shall have been duly executed, authenticated and issued as provided in the Unsecured Senior Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor and (iv) the Unsecured Senior Note Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

3. Each series of Subordinated Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing (a) the execution and delivery of the Subordinated Note Indenture, in substantially the form incorporated by reference as an exhibit to the Registration Statement and (b) the issuance and sale of such series of Subordinated Debt Securities; (ii) the Subordinated Note Indenture shall have been duly authorized, executed and delivered by the Company in accordance with the final resolutions of the Company Board; (iii) the Subordinated Note Trustee is qualified to act as trustee under the Subordinated Note Indenture; (iv) such Subordinated Debt Securities shall have been duly executed, authenticated and issued as provided in the Subordinated Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor and (v) the Subordinated Note Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

4. Each issue of shares of Common Stock will be legally issued, fully paid and non-assessable, and if the shares of Common Stock are issuable upon conversion, exercise or exchange of the Preferred Stock or Depositary Shares, as applicable, the shares of Common Stock issuable upon such conversion, exercise or exchange will be legally issued, fully paid and non-assessable shares when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Amended and Restated Articles of Incorporation of the Company authorizing the issuance and sale of such shares of Common Stock; (ii) in the case of shares of Common Stock issuable upon conversion, exercise or exchange of the Preferred Stock or Depositary Shares, as applicable, such conversion, exercise or exchange is in accordance with its terms, for the consideration approved by the Company Board; (iii) a sufficient number of shares of Common Stock is duly authorized and reserved for issuance and (iv) such shares of Common Stock shall have been issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

5. Each series of Preferred Stock will be legally issued, fully paid and non-assessable, and if the shares of Preferred Stock are issuable upon conversion, exercise or exchange of the Common Stock, the shares of Preferred Stock issuable upon such conversion, exercise or exchange will be legally issued, fully paid and non-assessable shares, when: (i) the Company Board shall have duly adopted final resolutions in conformity with the Amended and Restated Articles of Incorporation of the Company authorizing the issuance and sale of such shares of Preferred Stock; (ii) the Company Board shall have designated the rights, preferences,

PG&E Corporation

February 26, 2021

privileges, and qualifications, limitations or restrictions, of such shares of Preferred Stock; (iii) a statement or certificate of designations, approved by appropriate action of the Company Board, with respect to the shares establishing the Preferred Stock shall have been filed with the Secretary of State of the State of California in the form and manner required by law; (iv) in the case of shares of Preferred Stock issuable upon conversion, exercise or exchange of the Common Stock, such conversion, exercise or exchange is in accordance with its terms, for the consideration approved by the Company Board and (v) certificates representing such shares of Preferred Stock shall have been duly executed, countersigned and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

6. Each series of Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company Board may determine, will be legally issued and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Depositary Shares evidenced by receipts are issued and delivered in accordance with the terms of the deposit agreement against the deposit of duly authorized, legally issued, fully paid and non-assessable shares of Preferred Stock.

7. The shares of the Resale Common Stock are legally issued, fully paid and non-assessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, shares of Common Stock, each series of Preferred Stock, each series of Depositary Shares and shares of Resale Common Stock: (i) the Registration Statement and any supplements and amendments thereto shall have become effective and such effectiveness shall not have been terminated or rescinded; (ii) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iii) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) in the case of the Debt Securities, the Secured Senior Note Indenture or the Subordinated Note Indenture, in substantially the form incorporated by reference as an exhibit to the Registration Statement, will not have been modified or amended; (vi) any Securities issuable upon conversion, exchange or exercise of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise and (vii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion letter, we have further assumed that the Subordinated Note Indenture, when executed in final form, will be governed by the laws of the State of New York.

PG&E Corporation

February 26, 2021

We do not express any opinion herein concerning any law other than the law of the State of New York (in the case of the opinions set forth in numbered paragraphs (1), (2) and (3) above), the General Corporation Law of the State of California and the federal law of the United States.

With respect to the opinions expressed herein relating to matters of New York law and the General Corporation Law of the State of California, we hereby consent to the reliance of Cravath, Swaine & Moore LLP in rendering its Exhibit 5 opinion, of even date herewith, in connection with the Registration Statement.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof. We assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

13936/13935/09310/14929